Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use in this Registration Statement on Form F-1 of INSPIRA TECHNOLOGIES OXY B.H.N LTD. of our report dated December 28, 2020. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel

March 5, 2021